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                                                                    Exhibit 3.18

                                     BYLAWS

                                       OF

                       PAYLESS SHOESOURCE GOLD VALUE, INC.

                             (a Kansas corporation)

                                    ARTICLE I

                                  STOCKHOLDERS

                  1. CERTIFICATES REPRESENTING STOCK. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairperson or Vice-Chairperson of the Board of Directors, if any, or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by the stockholder in the corporation. Any or all the signatures on the certificate may be a facsimile. In the event any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if the person were such officer, transfer agent, or registrar at the date of issue.

                  Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the Kansas General Corporation Code. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

                  The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the corporation may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

                  2. FRACTIONAL SHARE INTERESTS. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those

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entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the corporation in the event of liquidation, but scrip or warrants shall not so entitle the holder thereof, unless otherwise provided therein. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

                  3. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

                  4. RECORD DATE FOR STOCKHOLDERS. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting except that the Board of Directors may fix a new record date for the adjourned meeting.

                  5. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate

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action in writing without a meeting, when no prior action by the Board of
Directors is required by this act, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in this state, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this act, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                  6. In order that the corporation may determine the other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the Kansas General Corporation Code confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Articles of Incorporation.

                  6. STOCKHOLDER MEETINGS.

                  - TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of

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the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

                  - PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Kansas, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Kansas.

                  - CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

                  - NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which any requisite list of stockholders of the corporation may be examined. The notice of any annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall, (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the Kansas General Corporation Code. Except as otherwise provided by the Kansas General Corporation Code, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

                  - STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and

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showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

                  - CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting -- the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairperson of the meeting shall appoint a secretary of the meeting.

                  - PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent in writing without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

                  - INSPECTORS. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If any inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the night to vote, count

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and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by him or them and execute a certificate of any fact found by him or them.

                  - QUORUM. The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

                  - VOTING. Each share of stock shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by the affirmative vote of a majority of the votes cast except where the Kansas General Corporation Code prescribes a different percentage of votes and/or a different exercise of voting power. In the election of directors, and for any other action, voting need not be by ballot.

                  - WRITTEN ACTION. Any action required by the Kansas General Corporation Code to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of stockholders of the corporation, may be taken without a meeting and without a vote if a consent in writing, setting forth the action so taken, shall be signed by all of the holders of shares of stock entitled to vote thereon.

                                   ARTICLE II

                                    DIRECTORS

                  1. FUNCTIONS AND DEFINITION. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. The Board of Directors shall have authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of directors, which the corporation would have if there were no vacancies.

                  2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Kansas. The initial Board of Directors shall consist of three persons. Thereafter the number of directors constituting the whole board shall be at least one. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be three. The number of directors may be increased or decreased by action of the stockholders or of the directors.

                  3. ELECTION AND TERM. The first Board of Directors, unless the members thereof shall have been named in the articles of incorporation, shall be elected

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by the incorporators or incorporators and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause which have not been filled by the stockholders, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

                  4. MEETINGS.

                  - TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

                  - PLACE. Meetings shall be held at such place within or without the State of Kansas as shall be fixed by the Board.

                  - CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, of the President, or of a majority of the directors in office.

                  - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

                  - QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that

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such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the Kansas General Corporation Code, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the Kansas General Corporation Code and these Bylaws, which govern a meeting of directors held to fill vacancies, and newly created directorships in the Board or action of disinterested directors.

                  - CHAIRMAN OF THE MEETING. The Chairperson of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairperson of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

                  5. REMOVAL OF DIRECTORS Any or all of the directors may be removed for cause or without cause by the stockholders.

                  6. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any authority the delegation of which is prohibited by Section 17-6301 of the Kansas General Corporation Code, and may authorize the seal of the corporation to be affixed to all papers which may require it.

                  7. INFORMAL ACTION. Any member or members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

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                                   ARTICLE III

                                    OFFICERS

                  1. DESIGNATION. The corporation shall have such officers with such titles and duties as shall be stated in a resolution of the Board of Directors which is not inconsistent with these Bylaws as may be necessary to enable the corporation to sign instruments and stock certificates which comply with the provisions of Section 17-6003 and 17-6408 of the Kansas General Corporation Code, and amendments thereto. One of the officers shall have the duty to record the proceedings of the stockholders and the directors of the corporation in a book to be kept for that purpose. Each officer shall hold the office until such officer's successor is elected and qualified or until such officer's earlier resignation or removal.

                  2. QUALIFICATIONS. Except as may otherwise be provided in the resolution or instrument choosing him, no officer other than the Chairperson of the Board, if any, and the Vice-Chairperson of the Board, if any, need be a director.

                  Any number of offices may be held by the same person, as the directors may determine.

                  3. TERM OF OFFICE. Unless otherwise provided in the resolution or instrument choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen and qualified.

                  Any officer may be removed, with or without cause, by the Board of Directors; and any subordinate or junior officer not chosen by the Board of Directors, but chosen under duly constituted authority conferred by the Board of Directors, may be removed, with or without cause, by the officer or officers who chose him.

                  Any vacancy in any office may be filled by the Board of Directors. A vacancy in any junior or subordinate office not filled by the Board of Directors may be filled by the officer or officers duly vested with the authority to choose the person to fill such office.

                  4. CHOOSING OFFICERS. The Board of Directors shall choose the President, the Secretary, the Treasurer, the Chairperson of the Board, if any, the Vice Chairperson of the Board, if any, an Executive Vice President, if any, one or more additional Vice Presidents, if any, and such other officers as may be designated by them, and may confer upon any executive officer or officers authority to choose junior or subordinate officers.

                  5. DUTIES AND AUTHORITY. All officers of the corporation shall have such authority and perform such duties in the management and operation of the

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corporation as shall be prescribed in the resolutions of the Board of Directors or the instruments designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions or instruments may be inconsistent therewith.

                  The chief executive officer of the corporation shall preside at all meetings of stockholders and shall, when requested, sign all certificates and instruments permitted or required to be signed by him under the Kansas General Corporation Code. Except as the resolution choosing him and prescribing the authority and duties of the chief executive officer shall otherwise provide, and except as otherwise provided by any provision of law, the chief executive officer, by whatever title designated, shall negotiate, enter into, and sign or countersign and otherwise execute in the name, or on behalf, of the corporation all contracts, deeds, mortgages, pledges, bonds, evidences of indebtedness, leases, certificates, instruments, and other transactions; shall generally supervise, manage, and control the affairs of the corporation; and shall make reports to the board of directors, any committee thereof, and the stockholders. He shall also exercise such additional authority and perform such additional duties as the Board shall assign to him. Unless the Board otherwise determines, the President shall be the chief executive officer of the corporation.

                  The Secretary of the corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to him.

                  The Treasurer shall be the principal financial officer of the corporation and shall exercise such authority and perform such duties as the Board of Directors shall assign to him.

                  All other officers of the corporation shall exercise such authority and perform such duties as may be provided for in the resolutions or instruments choosing them and prescribing their authority and duties.

                  6. RESOLUTIONS AND INSTRUMENTS - EFFECT. The Secretary of the corporation shall keep, or cause to be kept, with the Bylaws of the corporation a copy of every resolution or instrument designating and choosing officers and prescribing their qualifications, tenure, authority, duties, compensation, and other appropriate incidents and attributes of office; and each such resolution or instrument shall be deemed to be a component part of these Bylaws.

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                                   ARTICLE IV

                                 CORPORATE SEAL

                  The corporate seal shall be in such form as the Board of Directors shall prescribe.

                                    ARTICLE V

                                   FISCAL YEAR

                  The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors. Subject to the foregoing, if the fiscal year is not fixed, the fiscal year shall end on the Saturday closest to January 31 of each year.

                                   ARTICLE VI

                               CONTROL OVER BYLAWS

                  The power to amend, alter, and repeal these Bylaws and to adopt new Bylaws shall be vested in the stockholders, and such power also may be conferred concurrently upon the directors, provided that the control of any Bylaw, other than an initial Bylaw, which provides for the election of directors by classes for staggered terms shall be vested in the stockholders.

                  I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the Bylaws of Payless ShoeSource Gold Value, Inc., a Kansas corporation, as in effect on the date hereof.

                  WITNESS my hand and the seal of the corporation.

Dated: June 27, 2001

                                ________________________________________________
                                Secretary of Payless Shoesource Gold Value, Inc.

(SEAL)

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